<SEQUENCE>3
<FILENAME>c03925exv32.txt

                                   EXHIBIT 32

      CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL
        OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report (as defined under the preceding Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), I, Peter Lamoureux, President of Everest Asset Management, Inc. , the general partner of the Everest Fund, L.P. (the "Fund"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


                                        By: /s/ Peter Lamoureux
                                            ------------------------------------
                                        Name: Peter Lamoureux
                                        Title: Director, President and Treasurer
                                        November 24, 2010